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                                                                     EXHIBIT I

                       SCHEDULE 13D GROUP FILING AGREEMENT

            AGREEMENT (this "Agreement"), made as of this 27th day of August, 1996, by and among Somerset Drilling Associates, L.L.C., a Delaware limited liability company ("Somerset"), Somerset Capital Partners, a New York general partnership and the managing member of Somerset ("SCP"; and together with Somerset, the "Somerset Group"), Roy T. Oliver, Jr., an individual ("Oliver"), U.S. Rig and Equipment, Inc., an Oklahoma corporation ("USRE"), Mike Mullen Energy Equipment Resource, Inc., a Texas corporation ("EER"), GCT Investments, Inc., a Texas corporation ("GCT"), Mike L. Mullen, an individual ("Mullen" and together with Oliver, USRE, EER and GCT, the "Mullen/Oliver Group"), Norex Drilling Ltd., a Bermuda corporation ("Norex Drilling"), and Pronor Holdings Ltd., a British Virgin Island corporation ("Pronor" and, together with Norex Drilling, the "Drilling Group") (the Somerset Group, the Mullen/Oliver Group, Norex Drilling and Pronor are hereinafter sometimes referred to individually as a "Shareholder" and collectively as the "Shareholders") and the following persons: Thomas H. O'Neill, Jr., an individual ("O'Neill"), Steven A. Webster , an individual ("Webster"), William R. Ziegler, an individual ("Ziegler"), PRD Rig Partnership 1995, Ltd., a Texas limited partnership ("PRD"), EER National 78 Partnership, Ltd., a Texas limited partnership ("N78"), Norex Industries, Inc., a Cayman Islands company ("NXA"), Prosperity Investments, Inc., a British Virgin Islands company ("Prosperity"), Kristian Siem ("Siem") and Frank Capstick ("Capstick") (each, an "Indirect Beneficial Owner" and collectively, the "Indirect Beneficial Owners"; the Shareholders and the Indirect Beneficial Owners being sometimes hereinafter individually referred to as a "Reporting Person" and collectively as the "Reporting Persons").

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            WHEREAS, Norex Drilling and Pronor are corporate shareholders of DI
Industries, Inc., a Texas corporation (the "Corporation"), that owned stock in, and were the controlling shareholder group of, the Corporation prior to the execution of the Merger Agreements and the Shareholders Agreement (as each term is hereinafter defined);

            WHEREAS, pursuant to two separate merger agreements, each dated May 7, 1996, and amended as of June 11, 1996 (as amended, collectively, the "Merger Agreements"), the Somerset Group and the Mullen/Oliver Group will receive, upon the effective date of the mergers contemplated by the Merger Agreements (the "Mergers"), Common Stock and warrants to acquire Common Stock of the Corporation;

            WHEREAS, the Shareholders are parties to a certain Shareholders Agreement dated May 7, 1996, and amended as of June 11, 1996, but effective as of the effective date of the Mergers (as amended, the "Shareholders Agreement"), which provides, among other things, for certain agreements with respect to the transfer and the voting of shares of the Corporation owned or to be owned by the Shareholders;

            WHEREAS, by virtue of certain provisions of the Shareholders Agreement, upon the effective date of the Mergers, the Reporting Persons may be deemed a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") pursuant thereto; and

            WHEREAS, the Reporting Persons desire to set forth their agreement with respect to a joint filing, on behalf of the "group" and each of its members, of an initial statement, on Schedule 13D, and any and all required amendments thereto, with respect to the beneficial ownership of securities of the Corporation by the group and its members, inclusive of the grant


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of a power of attorney with respect to the preparation, execution and filing of such Schedule 13D and any and all amendments thereto;

            NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereto, each intending to be legally bound, hereby agree as follows:

            1. Effective Date. This Agreement shall become effective upon the effectiveness of the Mergers, except that the provisions of Sections 3 and 5 shall be effective as of the date of the execution of this Agreement.

            2. Joint Filing of Schedule 13D and Amendments. Each of the undersigned Reporting Persons agrees to file jointly (or cause the joint filing of, as the case may be), as a "group" within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder (the "Group"), with the Commission and send (or cause to be sent) to each of the American Stock Exchange ("AMEX") (or to any national stock exchange on which the equity securities of the Corporation may then be listed) and the Corporation, (i) an initial statement, on Schedule 13D, with respect to the beneficial ownership of securities of the Corporation by the Group and its members after giving effect to the Mergers (the "Initial Statement"), as promptly as possible following the effective date of the Mergers, but in any event on or prior to the 10th day after the effective date of the Mergers, and
(ii) thereafter, during the term of this Agreement, any and all required amendments to such Initial Statement (individually, an "Amendment" and, collectively, the "Amendments"), as promptly as practicable following the date of the event, occurrence, transaction or other change in the facts stated in the Initial Statement that requires the filing of an amendment thereto, in each case, in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder. Each of the undersigned Reporting Persons further agrees that the


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Initial Statement and any and all Amendments filed with the Commission by or on behalf of the Group comprised of the undersigned Reporting Persons, in respect of the beneficial ownership of equity securities of the Corporation, shall be deemed to be filed by or on behalf of each of the undersigned Reporting Persons.

            3. Power of Attorney. (a) Each of the undersigned Reporting Persons hereby constitutes and appoints each of Edwin T. Markham and Marybeth Riordan, acting singly, as his, her or its true and lawful attorney-in-fact, with full power of substitution and revocation, to prepare, execute and file on behalf of the undersigned, as a member of the Group, the Initial Statement and any and all Amendments thereto, and each of the undersigned Reporting Persons does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue thereof. THIS POWER OF ATTORNEY IS IRREVOCABLE during the term of this Agreement and shall terminate contemporaneously with the termination of this Agreement pursuant to the provisions of Section 6 hereof.

            (b) Each of the undersigned Reporting Persons hereby expressly acknowledges that: (i) the power of attorney provided above is merely a grant to such attorneys-in-fact of authority to act on behalf of such Reporting Person and shall not be deemed to create any duty or obligation, express or implied, on the part of any such attorney-in-fact to actually exercise such authority or to take or refrain from taking any action on behalf of such Reporting Person; (ii) any obligation under the securities laws of any Reporting Person to file any
Schedule 13D (inclusive of amendments thereof) with respect to the equity securities of the Corporation or any successor thereto, whether by virtue of his, her or its direct or indirect ownership of shares, status as a signatory to the Shareholders Agreement or otherwise, shall remain the sole obligation of such Reporting Person and no attorney-in-fact shall be deemed to have assumed any such obligation


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or duty of any Reporting Person under the securities laws by virtue of the grant of the power of attorney provided above; and (iii) such Reporting Person shall remain liable for the accuracy and completeness of any and all information with respect to such Reporting Person contained (or, with respect to any omission, that should have been contained) in any Initial Statement or Amendment that is filed by or on behalf of such Reporting Person and no attorney-in-fact shall be deemed to have assumed any obligation or liability of any Reporting Person under the securities laws for any misstatements or omissions with respect to any such Initial Statement or Amendment.

            (c) Each of the undersigned Reporting Persons hereby expressly agrees to indemnify, defend and hold harmless, each attorney-in-fact named above and any substitute thereof, from and against any and all liability, loss, claim, expense, cost, damage, action or other charges brought against or incurred or suffered by, any such attorney-in-fact, arising out of or in connection with the grant of the power of attorney provided above, any exercise by such attorney-in-fact of such power, any action or inaction taken or refrained to be taken, as the case may be, by any attorney-in-fact in connection with or related to such power, and any misstatements or omissions with respect to any information contained, or required to be contained, in any Initial Statement or Amendment, other than any liability, loss, claim, expense, cost, damage, action or other charges brought against or incurred or suffered by such attorney-in-fact as a result of any willful malfeasance, bad faith or intentional misconduct on the part of such attorney-in fact.

            4. Representations and Warranties of Shareholder Groups.

            4.1 Representations and Warranties of the Somerset Group. Each of the undersigned members of the Somerset Group, after consultation with his or its legal counsel,



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hereby represents and warrants in favor of each of the members of the Drilling
Group and the Mullen/Oliver Group that: (i) O'Neill, Webster and Ziegler are the only persons enumerated by General Instruction C of Schedule 13D that are required to provide the information called for by Items 2 - 6 of Schedule 13D with respect to the shares to be issued to Somerset and SCP in the Mergers and to be held by the Somerset Group pursuant to the terms and conditions of the Shareholders Agreement; (ii) there are no beneficial owners (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder), direct or indirect, of the shares to be owned and held by the Somerset Group subject to the terms of the Shareholders Agreement, other than the persons signatory hereto under the caption "Somerset Group" on the signature pages hereof; (iii) such person has reviewed the draft Initial Statement (inclusive of the Exhibit list contained therein) attached hereto as Exhibit A and confirms the accuracy and completeness of the information and documentation with respect to such Reporting Person and his, her or its beneficial interest in any shares contained therein, or referred to therein, as the case may be; and (iv) such person will promptly notify the attorneys-in-fact named above of the addition of any new member to the Somerset Group as signatory to the Shareholders Agreement or the addition of any new beneficial owner (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder), direct or indirect, of shares that become subject to the terms and conditions of the Shareholders Agreement and will use his or its best efforts to cause any such new beneficial owner of shares subject to the Shareholders Agreement, irrespective of whether or not such person becomes a signatory to the Shareholders Agreement, to acknowledge his or its membership in the Group and to evidence same by executing and delivering a joinder to this Agreement.



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            4.2 Representations and Warranties of the Drilling Group. Each of
the undersigned members of the Drilling Group, after consultation with his or its legal counsel, hereby represents and warrants in favor of each of the members of the Somerset Group and the Mullen/Oliver Group that: (i) Norex Drilling, Pronor, NXA, Prosperity, Siem and Capstick are the only persons enumerated by General Instruction C of Schedule 13D that are required to provide the information called for by Items 2 - 6 of Schedule 13D with respect to the shares owned and to be held by the Drilling Group pursuant to the terms and conditions of the Shareholders Agreement; (ii) there are no beneficial owners (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder), direct or indirect, of the shares owned and to be held by the Drilling Group subject to the terms of the Shareholders Agreement, other than the persons signatory hereto under the caption "Drilling Group" on the signature pages hereof; (iii) such person has reviewed the draft Initial Statement (inclusive of the Exhibit list contained therein) attached hereto as Exhibit A and confirms the accuracy and completeness of the information and documentation with respect to such Reporting Person and his, her or its beneficial interest in any shares contained therein, or referred to therein, as the case may be; and (iv) such person will promptly notify the attorneys-in-fact named above of the addition of any new member to the Drilling Group as signatory to the Shareholders Agreement or the addition of any new beneficial owner (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder), direct or indirect, of shares that become subject to the terms and conditions of the Shareholders Agreement and will use his or its best efforts to cause any such new beneficial owner of shares subject to the Shareholders Agreement, irrespective of whether or not such person becomes a signatory to the Shareholders Agreement, to acknowledge his or its



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membership in the Group and to evidence same by executing and delivering a joinder to this Agreement.

            4.3 Representations and Warranties of the Mullen/Oliver Group. Each of the undersigned members of the Mullen/Oliver Group, after consultation with his or its legal counsel, hereby represents and warrants in favor of each of the members of the Somerset Group and the Drilling Group that: (i) USRE, MMEER, GCT, PRD, EER, Mullen and Oliver are the only persons enumerated by General Instruction C of Schedule 13D that are required to provide the information called for by Items 2 - 6 of Schedule 13D with respect to the shares to be owned and held by the Mullen/Oliver Group pursuant to the terms and conditions of the Shareholders Agreement; (ii) there are no beneficial owners (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder), direct or indirect, of the shares to be owned and held by the Mullen/Oliver Group subject to the terms of the Shareholders Agreement, other than listed in Schedule 2.3 to the Shareholders' Agreement and the persons signatory hereto under the caption "Mullen/Oliver Group" on the signature pages hereof; (iii) such person has reviewed the draft Initial Statement (inclusive of the Exhibit list contained therein) attached hereto as Exhibit A and confirms the accuracy and completeness of the information and documentation with respect to such Reporting Person and his, her or its beneficial interest in any shares contained therein, or referred to therein, as the case may be; and (iv) such person will promptly notify the attorneys-in-fact named above of the addition of any new member to the Mullen/Oliver Group as signatory to the Shareholders Agreement or the addition of any new beneficial owner (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder), direct or indirect, of shares that become subject to the terms and conditions of the Shareholders Agreement and will



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use his or its best efforts to cause any such new beneficial owner of shares subject to the Shareholders Agreement, irrespective of whether or not such person becomes a signatory to the Shareholders Agreement, to acknowledge his or its membership in the Group and to evidence same by executing and delivering a joinder to this Agreement.

            5. Provision of Information; Notification of Material Changes. Each of the undersigned Reporting Persons agrees promptly to: (i) provide to (A) the attorneys-in-fact named above and/or their designated representative and (B) each of the other signatories to this Agreement, any and all information and documents with respect to such Reporting Person and his, her or its direct or indirect beneficial ownership of shares as may be reasonably requested by such person in connection with the preparation of the Initial Statement or any Amendment thereto; (ii) review for accuracy and completeness any information or documentation with respect to such Reporting Person and his, her or its beneficial interest in any shares contained in any draft of any Initial Statement or Amendment (inclusive of any schedules or exhibits thereto) submitted to such person for review and comment and provide any corrections or additions to the information or documentation contained therein as shall be necessary to ensure the accuracy and completeness thereof; (iii) review for accuracy and completeness, and for purposes of providing any information or documentation required to be contained in any Amendment required as a result of any subsequent material change to the facts set forth therein, any Initial Statement or Amendment that is filed with the Commission and a copy of which is distributed to such person; and (iv) inform (A) the attorneys-in-fact named above and/or their designated representative and (B) each of the other signatories to this Agreement, of any material change in the facts set forth in the Initial Statement or any Amendment of which the Reporting Person becomes aware and provide to such attorneys-in-fact and other signatories to this Agreement any and all information



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and documentation in connection therewith as is in the possession of such person for purposes of facilitating the preparation and filing by the attorneys-in-fact and/or any party signatory to this Agreement of any required Amendment in connection therewith.

            By way of example, and not by limitation, for purposes of this Agreement, a change in material facts shall include (i) an acquisition or disposition of any shares or other transaction with respect to any shares (inclusive of a grant to any person of the right to receive or the power to direct the receipt of dividends from, or the proceeds of sale of, such securities) or any event or occurrence which causes any Reporting Person to cease to be the beneficial owner of shares or member of the Group, (ii) any new contracts, arrangements, understandings or relationships (legal or otherwise) among any of the Reporting Persons or between any of such Reporting Persons and any other person with respect to any securities of the Corporation (including, without limitation, those relating to the transfer or voting of any securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies, pledge of securities or any other arrangement involving a contingency the occurrence of which would give another person voting power or investment power over such securities), or any amendment or termination of any such contract, arrangement, understanding or relationship disclosed in the Initial Statement or any Amendment; (iii) the purpose or purposes of the acquisition of any additional shares of the Corporation (and the source and amount of funds therefor, including disclosure of any financing arrangements), or any change in intent with respect to the ownership of shares, or any plans or proposals that relate to or would result in:

                  (a) the acquisition by any person of additional securities of the Corporation, or the disposition of securities of the Corporation;




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                  (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Corporation or any of its subsidiaries;

                  (c) a sale or transfer of a material amount of assets of the
            Corporation or of any of its subsidiaries;

                  (d) any change in the present board of directors or management of the Corporation, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board;

                  (e) any material change in the present capitalization or
            dividend policy of the Corporation;

                  (f) any other material change in the Corporation's business or corporate structure;

                  (g) changes in the Corporation's charter, bylaws or
            instruments corresponding thereto or other actions which may impede the acquisition of control of the Corporation by any person;

                  (h) causing a class of securities of the Corporation to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association;

                  (i) a class of equity securities of the Corporation becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act; or

                  (j)   any action similar to any of those enumerated above;

or (iv) a change in any of the following: the identity of any control person(s) of any Reporting Person, the business address of any Reporting Person, the principal occupation or employment (with respect to any natural person) or business (with respect to any entity) of any Reporting Person, the citizenship of any Reporting Person, or whether any Reporting Person has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result thereof is subject to a judgment, decree or final order enjoining future violations of or



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prohibiting or mandating activities subject to federal or state securities laws or finding any violation with respect to such laws.

            6. Termination. This Agreement shall terminate upon the earlier to occur of (i) the termination of the Shareholders Agreement or (ii) the date that the Group ceases to beneficially own, within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder, at least five percent (5%) of the voting securities of the Corporation; provided, however, that notwithstanding the foregoing, the provisions of this Agreement shall remain in full force and effect until any required final Amendment shall have been filed with the Commission to reflect the termination of the Group's filing obligations under Section 13(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder. In addition, this Agreement shall terminate as to any Reporting Person on the date that such Shareholder (or with respect to any Indirect Beneficial Owner, the date that the Shareholder through whom he, she or it has an indirect beneficial interest in the securities of the Corporation) ceases to be a party to, or in any manner subject to the obligations or entitled to the benefits of, the Shareholders Agreement; provided, however, that notwithstanding the foregoing, the provisions of this Agreement shall remain in full force and effect with respect to such Reporting Person until any required Amendment shall have been filed with the Commission to reflect that such Reporting Person is no longer a member of the Group.

            7. Certain Definitions. As used herein the following terms shall have the meanings set forth below:



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            7.1 The term "affiliate" means, with respect to any person, any other person that directly or indirectly controls or is controlled by or is under common control with such person.

            7.2 The term "control" as used herein shall have the meaning specified in Rule 405 promulgated by the Commission under the Securities Act of 1933, as amended.

            7.3 The term "Indirect Beneficial Owner" as used herein shall include, in addition to each control person of the original Shareholders signatory to the Shareholders Agreement, each of whom is also an original signatory to this Agreement, any control person of any transferee of any Shareholder that is required to execute and deliver to the Corporation an Acknowledgment pursuant to Section 16 of the Shareholders Agreement, any transferee of or successor to any Indirect Beneficial Owner with respect to any indirect beneficial interest in any shares and any person who hereinafter becomes a control person of any Reporting Person, in each respect, only so long as such person is a beneficial owner, within the meaning of Section 13D of the Exchange Act and the rules and regulations promulgated by the Commission thereunder, of any shares that are subject to the terms of the Shareholders Agreement.

            7.4 The term "party" or "party to this Agreement" as used herein shall mean (i) any person signatory to this Agreement, (ii) any transferee of any shares owned by any Shareholder that is required to execute and deliver to the Corporation an Acknowledgment pursuant to Section 16 of the Shareholders Agreement in connection with its acquisition of shares, (iii) any control person of any such transferee that would be deemed the indirect beneficial owner, within the meaning of Section 13D of the Exchange Act and the rules and regulations promulgated by the Commission thereunder, of any such shares acquired by such transferee and (iv) any transferee of or successor to any Indirect Beneficial Owner with respect to



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any indirect beneficial interest in any shares and any person who hereafter becomes a control person of any Reporting Person.

            7.5 The term "person" as used herein means any individual, corporation, company, partnership, joint venture, trust, association, unincorporated organization, or other entity or group.

            7.6 The term "shares" as used herein shall be deemed to refer to all the shares of the Common Stock of the Corporation, or warrants to purchase such Common Stock, owned by the Shareholders or any Indirect Beneficial Owner at the time of execution of this Agreement; any additional shares of the Common Stock of the Corporation hereafter acquired by any Shareholder or any Indirect Beneficial Owner; any shares of the Common Stock of the Corporation hereafter issued in exchange therefor by way of reclassification of shares, merger, consolidation, reorganization, recapitalization or otherwise; any additional shares issued to the respective Shareholders or any Indirect Beneficial Owner by reason of stock dividends, share distributions, increases in the outstanding shares; and (unless the context does not permit such interpretation) any shares of the Common Stock of the Corporation issuable to any Shareholder or any Indirect Beneficial Owner upon exercise of options, warrants, rights, and conversion rights or privileges.

            7.7 The term "Shareholder" as used herein shall include, in addition to the original signatories to the Shareholders Agreement, each of whom is also a signatory to this Agreement, any transferee of any Shareholder that is required to execute and deliver to the Corporation an Acknowledgment pursuant to
Section 16 of the Shareholders Agreement, in each respect, only so long as such person holds shares.



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            8. Merger. In the event of the merger of the Corporation with and into any other corporation whose equity securities are registered with the Commission pursuant to the Exchange Act, this Agreement shall continue in effect and thereafter any references in this Agreement to the Corporation shall refer to the surviving corporation pursuant to such merger.

            9. Binding Effect; Successors and Assigns. This Agreement shall inure to the benefit of and shall bind the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. The provisions of this Agreement shall be binding upon (i) transferees of Shareholders (other than Unrestricted Transferees (as such term is defined in the Shareholders Agreement)), (ii) any control person of any such transferee that would be deemed the indirect beneficial owner, within the meaning of
Section 13(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder, of any such shares acquired by such transferee, (iii) transferees of Indirect Beneficial Owners with respect to any indirect beneficial ownership of any shares, (iv) any transferee of or successor to any Indirect Beneficial Owner with respect to any indirect beneficial interest in any shares and (v) any person who hereinafter becomes a control person of any Reporting Person (each, a "New Reporting Person"). No Reporting Person signatory hereto shall transfer any direct or indirect beneficial interest in any shares to any person that is not a signatory to this Agreement (other than any transfer of shares by any Shareholder to an Unrestricted Transferee (as defined in the Shareholders Agreement) in accordance with the terms of the Shareholders Agreement), and no person shall hereinafter become a control person of any Reporting Person, unless said person shall execute a Joinder to this Agreement and agree to be bound hereby. Upon execution of any such Joinder, said new Reporting Person shall be deemed to be a party hereto subject to the obligations created hereby.



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            10. Further Assurances. The parties agree to make, execute and deliver any and all agreements, instruments and documents, and to do any and all other acts, deeds and things, which may be necessary or advisable to carry out the provisions of this Agreement or to effectuate the intent and purpose thereof.

            11. Notices. Any and all notices, designations, consents, offers, acceptances or other communications provided for herein shall be given in writing by certified or registered mail, telecopier, Federal Express, Express Mail, or personal delivery against written receipt addressed, transmitted or delivered, to the respective addresses of the parties set forth on the signature pages hereto, or to such other address as may be designated by any of them in a notice given to the other parties hereto as provided above.

            Each such notice shall be deemed given at the time it is received by the addressee.

            12. Amendment. This Agreement (inclusive of the Power of Attorney provided for herein) supersedes and cancels all prior agreements and understandings among the parties hereto, and contains all of the terms and conditions agreed upon by the parties, with respect to the subject matter hereof, and none of the parties shall be bound by any representations, warranties, covenants or conditions with respect thereto not expressly set forth herein. No modification of this Agreement shall be binding or given effect unless the same shall be in writing and signed by all of the parties.

            13. Waiver. Any failure by a party hereto to comply with any obligation, agreement or condition herein may be expressly waived in writing by each of the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, agreement or condition shall not operate as a wavier of, or estoppel with respect to, any such subsequent or other failure.



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            14. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.




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            IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date and year first above written.

                                    SOMERSET GROUP:
69 Delaware Avenue                  SOMERSET DRILLING ASSOCIATES, L.L.C.
Buffalo, New York 14202             By:  Somerset Capital Partners, its Managing
Telephone No.:  (716) 842-0711            Member
Telefax No.:  (716) 842-2514
                                    By: /s/ William R. Ziegler
                                        ----------------------------------------
                                    William R. Ziegler, Partner



69 Delaware Avenue                  SOMERSET CAPITAL PARTNERS
Buffalo, New York 14202
Telephone No.:  (716) 842-0711
Telefax No.:  (716) 842-2514        By: /s/ William R. Ziegler
                                        ----------------------------------------
                                    William R. Ziegler, Partner



69 Delaware Avenue                   /s/ Thomas H. O'Neill, Jr.
Buffalo, New York 14202             --------------------------------------------
Telephone No.:  (716) 842-0711      Thomas H. O'Neill, Jr., Individually
Telefax No.:  (716) 842-2514

1900 West Loop South, Suite 1800     /s/ Steven A. Webster
Houston, Texas  77027               --------------------------------------------
Telephone No.:  (713) 623-8984      Steven A. Webster, Individually
Telefax No.:  (713) 623-8103

666 Third Avenue, 9th Floor          /s/ William R. Ziegler
New York, New York  10017           --------------------------------------------
Telephone No.:  (212) 551-9860      William R. Ziegler, Individually
Telefax No.:  (212) 682-9112




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                                    MULLEN/OLIVER GROUP:

6601 S.W. 29th Street               U.S. RIG AND EQUIPMENT, INC.
Oklahoma City, OK 73179
Telephone No.:  (405) 745-4137
Telefax No.:  (405) 745-4557        By: /s/ Roy T. Oliver, Jr.
                                        ----------------------------------------
                                        Name: Roy T. Oliver, Jr.
                                        Title:  President


8411 Preston Road                   MIKE MULLEN ENERGY EQUIPMENT
Suite 730, LB2                           RESOURCE, INC.
Dallas, TX 75225
Telephone No.:  (214) 692-6690
Telefax No.:  (214) 692-6101        By: /s/ Mike L. Mullen
                                        ----------------------------------------
                                        Name: Mike L. Mullen
                                        Title:  President


8411 Preston Road                   GCT INVESTMENTS, INC.
Suite 730, LB2
Dallas, TX 75225
Telephone No.:  (214) 692-6690      By: /s/ Mike L. Mullen
Telefax No.:  (214) 692-6101            ----------------------------------------
                                        Name:  Mike L. Mullen
                                        Title:  President


8411 Preston Road                   PRD RIG PARTNERSHIP 1995, LTD.
Suite 730, LB2                      By:  Mike Mullen Energy Equipment Resource,
Dallas, TX 75225                           Inc., its General Partner
Telephone No.:  (214) 692-6690
Telefax No.:  (214) 692-6101
                                    By: /s/ Mike L. Mullen
                                        ----------------------------------------
                                        Name: Mike L. Mullen
                                        Title:  President


8411 Preston Road                   EER NATIONAL 78 PARTNERSHIP, LTD.
Suite 730, LB2                      By:  Mike Mullen Energy Equipment Resource,
Dallas, TX 75225                            Inc., its General Partner
Telephone No.:  (214) 692-6690
Telefax No.:  (214) 692-6101

                                    By: /s/ Mike L. Mullen
                                        ----------------------------------------
                                        Name: Mike L. Mullen
                                        Title:  President



                                      19

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c/o U.S. Rig and Equipment, Inc.     /s/ Roy T. Oliver
6601 S.W. 29th Street               --------------------------------------------
Oklahoma City, OK 73179             Roy T. Oliver, Jr., Individually
Telephone No.:  (405) 745-4137
Telefax No.:  (405) 745-4557

c/o Mike Mullen Energy Equipment     /s/ Mike L. Mullen
  Resource, Inc.                    --------------------------------------------
8411 Preston Road                   Mike L. Mullen, Individually
Suite 730, LB2
Dallas, TX 75225
Telephone No.:  (214) 692-6690
Telefax No.:  (214) 692-6101



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                                    DRILLING GROUP:

Cedar House                         NOREX DRILLING LTD.
41 Cedar Avenue
Hamilton, HM-12, Bermuda
Telephone No.:  +1 441 283 2058     By: /s/ Frank Capstick
Telefax No.:  +1 441 283 3231          -----------------------------------------
                                       Name:  Frank Capstick
                                       Title:  President


c/o Morgan & Morgan Trust           PRONOR HOLDINGS LTD.
  Corp. Ltd.
Road Town
Pasea Estate
Tortola, British Virgin Islands     By: /s/ Kristian Siem
Telephone No.:  +1 441 293 2058        -----------------------------------------
Telefax No.:  +1 441 293 3231          Name:  Kristian Siem
                                       Title:  Managing Director

Cedar House                         NOREX INDUSTRIES, INC.
41 Cedar Avenue
Hamilton, HM-12, Bermuda
Telephone No.:  +1 441 283 2058     By: /s/ Frank Capstick
Telefax No.:  +1 441 283 3231          -----------------------------------------
                                       Name:  Frank Capstick
                                       Title:  President


c/o Morgan & Morgan Trust           PROSPERITY INVESTMENTS, INC.
  Corp. Ltd.
Road Town
Pasea Estate
Tortola, British Virgin Islands     By: /s/ Kristian Siem
Telephone No.:  +1 441 293 2058        -----------------------------------------
Telefax No.:  +1 441 293 3231          Name:  Kristian Siem
                                       Title:  Managing Director

c/o Norex Offshore Holdings AS       /s/ Kristian Siem
Jerpefaret 12, Oslo, Norway         --------------------------------------------
Telephone No.:                      Kristian Siem, Individually
Telefax No.:

Cedar House                          /s/ Frank Capstick
41 Cedar Avenue                     --------------------------------------------
Hamilton, HM-12, Bermuda            Frank Capstick, Individually
Telephone No.:  +1 441 283 2058
Telefax No.:  +1 441 283 3231




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